Exhibit 99.1

LARA SWEET APPOINTED INTERIM CHIEF FINANCIAL OFFICER AT SNAP INC.

SANTA MONICA, CALIF. – (JANUARY 28, 2019) -- Snap Inc. (NYSE: SNAP) today announced the appointment of Lara Sweet, Snap’s current Chief Accounting Officer, as interim Chief Financial Officer and principal financial officer. Ms. Sweet’s appointment follows the previously announced departure of Chief Financial Officer Tim Stone, which is planned for February 5, 2019. Ms. Sweet will report to CEO Evan Spiegel.

Mr. Stone will continue to assist Snap in the effective transition of his duties, including through Snap’s scheduled full year 2018 financial results announcement.

Snap has initiated a search for a permanent Chief Financial Officer.

“As we execute on our next phase of growth and scale our business for the long term, we remain highly focused on ensuring we have the right leaders in place to help us achieve our vision for the future. Lara has intricate knowledge of our financial procedures and controls, and she will provide seamless continuity to the finance team while we continue our search for a permanent CFO,” commented Mr. Spiegel. “We appreciate the importance of this search process and have made it a priority to identify a successor with the right skill set and experience to help drive growth and deliver value to our investors.”

“I look forward to continuing to support Snap in my expanded role and working with my colleagues to deliver meaningful progress on executing our financial goals,” said Ms. Sweet.

In her duties as interim Chief Financial Officer and principal financial officer, Ms. Sweet will oversee Snap’s finance, accounting, and people teams.

Lara Sweet Biography

Ms. Sweet joined Snap in 2016 and served in multiple roles in Snap’s finance organization, including Chief Accounting Officer and VP Controller. During her tenure in these roles, Ms. Sweet was integrally involved in developing and implementing best practices across Snap’s accounting and financial reporting functions. Prior to joining Snap, Ms. Sweet served as Controller and Chief Accounting Officer at AOL. She has also held the positions of Senior Director, External Reporting at Freddie Mac and Senior Manager, Internal Audit at Marriott International.

Ms. Sweet received a B.S. in Accounting from George Mason University.

About Snap Inc.

Snap Inc. is a camera company. We believe that reinventing the camera represents our greatest opportunity to improve the way people live and communicate. We contribute to human progress by empowering people to express themselves, live in the moment, learn about the world, and have fun together. For more information, visit snap.com.

Investors and Analysts:

ir@snap.com

Press:

press@snap.com

Source: Snap Inc.